Exhibit 10.1

April 28, 2006

John Pasqualoni
President and Chief Executive Officer
Seneca Gaming Corporation
310 Fourth Street,
Niagara Falls, New York 14303

Re: Resignation

Dear John,

I am writing to clarify our mutual agreement concerning my voluntary resignation of employment as Chief Financial Officer of Seneca Gaming Corporation (the “Company”) and its subsidiaries, and any other offices or positions I may hold, effective as of the date set forth above (the “Termination Date”).

We acknowledge that I have been on medical disability leave and unable to perform my duties and responsibilities as Chief Financial Officer since October 3, 2005, and that I have applied for long-term medical disability benefits under the Company’s long-term medical disability insurance policy. We agree that my right to receive long-term medical disability benefits will be governed solely by the terms and conditions of the Company’s long-term medical disability insurance policy.

Further, as of the Termination Date, the Employment Agreement is hereby terminated and will no longer have any effect notwithstanding any survival clauses therein contained, except that I will continue to be bound by the restrictive covenants set forth in Section 6 of the Employment Agreement. We agree that this letter agreement and that certain mutual release of claims dated as of the date hereof and attached hereto as Exhibit A constitute our entire agreement with respect to the subject matter hereof and, except as otherwise provided herein, supersede all prior agreements or communications between us including the Employment Agreement.

Except as specifically provided in this letter agreement, I acknowledge and agree that I will not be entitled to receive any other payments or benefits, and the Company and its affiliates will have no further liability or obligation to me. My participation in any Company employee benefit plan or program will cease on the Termination Date, except as otherwise provided under the terms of such plans or programs and applicable law.

I agree to immediately deliver to the custody of the person designated by the Company all originals and copies of any documents and other property (including, but not limited to, company files, work product, computer equipment, cell phone and identification cards) of the Company or its affiliates in my possession, under my control or to which I have or may have had access. I further agree to cooperate and work with the Company’s officers and/or employees to ensure compliance with this provision.

The Company may withhold from amounts payable to me under this letter agreement any federal or other taxes the Company is required to withhold pursuant to any law or government regulation or ruling.

If this letter expresses the terms of our agreement regarding my separation from the Company and its affiliates, please execute both copies of the letter agreement and return one to me at the address set forth above.

Sincerely,

/s/ Annette Mohawk Smith

Annette Mohawk Smith

Agreed to and accepted by

Seneca Gaming Corporation

By: /s/ John Pasqualoni
Name: John Pasqualoni

Title:  President & CEO

Exhibit A

MUTUAL RELEASE OF ALL CLAIMS

Release of Claims by Executive.

It is understood and agreed by the Seneca Gaming Corporation (the “Company”), a governmental instrumentality of the Seneca Nation of Indians of New York, and Annette Mohawk Smith (“Executive”), that in consideration of the mutual promises and covenants contained in this general release of all claims (the “Release Agreement”), Executive, on behalf of Executive and Executive’s agents, representatives, administrators, receivers, trustees, estates, heirs, devisees, assignees, legal representatives, and attorneys, past or present (as the case may be), hereby irrevocably and unconditionally releases, discharges, and acquits all the Released Parties (as defined below) from any and all claims, promises, demands, liabilities, contracts, debts, losses, damages, attorneys’ fees and causes of action of every kind and nature, known and unknown, up to and including the Effective Date (as defined below), provided, however, that any claims arising after the Effective Date from the then present effect of acts or conduct occurring on or before the Effective Date shall be deemed released under this agreement, including but not limited to causes of action, claims or rights arising out of, or which might be considered to arise out of or to be connected in any way with (i) Executive’s employment or service with the Company and, to the extent applicable, a Released Party, or the termination thereof; (ii) the Amended and Restated Employment Agreement dated as of July 13, 2004 between the Company and Executive, or the termination thereof; (iii) any treatment of Executive by any of the Released Parties, which shall include, without limitation, any treatment or decisions with respect to hiring, placement, promotion, discipline, work hours, demotion, transfer, termination, compensation, performance review, or training; (iv) any statements or alleged statements by the Company or any of the Released Parties regarding Executive, whether oral or in writing; (v) any damages or injury that Executive may have suffered, including without limitation, emotional or physical injury, compensatory damages, or lost wages; (vi) employment discrimination, which shall include, without limitation, any individual or class claims of discrimination on the basis of age, disability, sex, race, religion, national origin, citizenship status, marital status, sexual preference, or any other basis whatsoever; or (vii) all such other claims that Executive could assert against any, some, or all of the Released Parties in any forum, whether such claims are known or unknown, accrued or unaccrued, liquidated or contingent, direct or indirect.

Said release shall be construed as broadly as possible and shall also extend to release the Released Parties, without limitation, from any and all claims that Executive has alleged or could have alleged, whether known or unknown, accrued or unaccrued, against any Released Party for violation(s) of any applicable law or regulation.

The term “Released Parties” or “Released Party” as used herein shall mean and include: the Company and the Company’s parents, subsidiaries, affiliates, and all of their predecessors and successors (collectively, the “Released Entities”), and with respect to each such Released Entity, all of its former, current, and future officers, directors, agents, representatives, employees, servants, owners, shareholders, partners, joint venturers, attorneys, insurers, administrators, and fiduciaries, and any other persons acting by, through, under, or in concert with any of the persons or entities listed herein.

Release of Claims by Company.

Subject to the provisions of this Release Agreement and subject to Executive not exercising her revocation rights hereunder, the Company hereby irrevocably and unconditionally releases, waives and fully and forever discharges Executive, from and against any and all claims, liabilities, obligations, covenants, rights, demands and damages of any nature whatsoever, whether known or unknown, anticipated or unanticipated, arising from, by reason of or in any way related to any transaction, event or circumstance which occurred or existed prior to and including the date of this Release Agreement arising out of or in any way related to Executive’s employment with the Company and, to the extent applicable, a Released Party, or the termination thereof. Notwithstanding the provisions of this paragraph, nothing in this waiver or release shall be construed to constitute any release or waiver by the Company of its rights or claims against Executive arising out of or referred to in Executive’s letter of resignation dated April 28, 2006 (the “Effective Date”) or any intentional or willful misconduct or fraudulent or criminal acts engaged in by Executive while in the course of her employment or service.

Non-Disparage.

The parties hereto acknowledge and agree that during the Term and for all time thereafter that they will not defame or publicly criticize the services, business, integrity, veracity or personal or professional reputation of the other party in either a professional or personal manner.

This Release Agreement may not be amended except by a written agreement signed by both parties, which specifically refers to this Release Agreement.

EXECUTIVE ACKNOWLEDGES THAT SHE CAREFULLY HAS READ THIS RELEASE AGREEMENT; THAT SHE HAS HAD THE OPPORTUNITY TO THOROUGHLY DISCUSS ITS TERMS WITH COUNSEL OF HER CHOOSING; THAT SHE FULLY UNDERSTANDS ITS TERMS AND ITS FINAL AND BINDING EFFECT; THAT THE ONLY PROMISES MADE TO SIGN THIS RELEASE AGREEMENT ARE THOSE STATED AND CONTAINED IN THIS RELEASE AGREEMENT; AND THAT SHE IS SIGNING THIS RELEASE AGREEMENT KNOWINGLY AND VOLUNTARILY. EXECUTIVE STATES THAT SHE IS FULLY COMPETENT TO MANAGE HER BUSINESS AFFAIRS AND UNDERSTANDS THAT SHE MAY BE WAIVING SIGNIFICANT LEGAL RIGHTS BY SIGNING THIS RELEASE AGREEMENT.

[Signature Page Follows]

IN WITNESS WHEREOF, Executive has executed this Release Agreement as of the date set forth below.

EXECUTIVE
	By:	/s/ Annette Mohawk Smith
Name: Annette Mohawk Smith
Date: April 28, 2006
Sworn to and subscribed before me
this 28th day of April, 2006.
[signature]

ACCEPTED AND ACKNOWLEDGED BY SENECA GAMING CORPORATION
	By:	/s/ John Pasqualoni
Name: John Pasqualoni
Title: President & CEO
Date: April 28, 2006